Exhibit 99.1

Arbor Realty Trust Reports Third Quarter 2021 Results and Increases Quarterly Dividend to $0.36 per Share

Company Highlights:

•	Diversified, annuity-based operating platform with a multifamily focus that continues to produce strong distributable earnings and dividends in all cycles

•	GAAP net income of $0.51 and distributable earnings of $0.47 per diluted common share[1]

•	Raised cash dividend on common stock to $0.36 per share, our sixth consecutive quarterly increase

•	Raised $414 million of accretive growth capital:

•	$270 million from issuance of 4.50% senior unsecured notes due in 2026

•	$144 million from offering of 6.25% Series E preferred stock

Structured Business:

•	Segment income of $48.1 million

•	Record loan originations of $2.47 billion

•	Structured loan portfolio of over $9 billion on growth of 24%

•	Closed a $1.50 billion collateralized securitization vehicle, our largest to date

Agency Business:

•	Segment income of $33.1 million

•	Loan originations of $1.80 billion and a servicing portfolio of over $26 billion

Recent Developments:

•	Raised an additional $201 million of accretive growth capital through the issuance of 6.25% Series F preferred stock

•	Closed our 3rd private label securitization totaling $535 million

Arbor Realty Trust Reports Third Quarter 2021 Results and Increases Quarterly Dividend to $0.36 per Share

October 29, 2021	Page 2

Uniondale, NY, October 29, 2021 -- Arbor Realty Trust, Inc. (NYSE: ABR), today announced financial results for the third quarter ended September 30, 2021. Arbor reported net income for the quarter of $72.8 million, or $0.51 per diluted common share, compared to net income of $82.0 million, or $0.72 per diluted common share for the quarter ended September 30, 2020. Distributable earnings for the quarter was $75.7 million, or $0.47 per diluted common share, compared to $67.1 million, or $0.50 per diluted common share for the quarter ended September 30, 2020.1

Agency Business

Loan Origination Platform

	Agency Loan Volume (in thousands)
	Quarter Ended
	September 30, 2021	June 30, 2021
Fannie Mae	$719,730	$637,494
Private Label	625,176	377,184
Freddie Mac	307,664	155,914
FHA	84,430	130,764
SFR-Fixed Rate	67,227	11,996
Total Originations	$1,804,227	$1,313,352

Total Loan Sales	$1,006,958	$1,482,110

Total Loan Commitments	$1,856,474	$1,194,344

For the quarter ended September 30, 2021, the Agency Business generated revenues (excluding gains and losses on derivative instruments) of $79.7 million, compared to $91.2 million for the second quarter of 2021. Gain on sales, including fee-based services, net was $16.3 million for the quarter, reflecting a margin of 1.62%, compared to $19.1 million and 1.85% for the second quarter of 2021, excluding $449.9 million of private label loans securitized. Income from mortgage servicing rights was $32.5 million for the quarter, reflecting a rate of 1.75% as a percentage of loan commitments, compared to $26.3 million and 2.20% for the second quarter of 2021.

At September 30, 2021, loans held-for-sale was $1.27 billion which was primarily comprised of unpaid principal balances totaling $1.26 billion, with financing associated with these loans totaling $1.10 billion.

In October 2021, the Company closed its third private label securitization totaling $535.0 million. The Company originated and sold multifamily mortgage loans to the securitization and will be the primary servicer. The Company retained subordinate certificate interests in the securitization of $47.5 million, in satisfaction of credit risk retention requirements.

Arbor Realty Trust Reports Third Quarter 2021 Results and Increases Quarterly Dividend to $0.36 per Share

October 29, 2021	Page 3

Fee-Based Servicing Portfolio

The Company’s fee-based servicing portfolio totaled $26.21 billion at September 30, 2021 and excludes private label loans originated that were not yet securitized. Servicing revenue, net was $20.1 million for the quarter and consisted of servicing revenue of $35.0 million, net of amortization of mortgage servicing rights totaling $14.9 million.

	Fee-Based Servicing Portfolio ($ in thousands)
	As of September 30, 2021			As of June 30, 2021
	UPB	Wtd. Avg. Fee	Wtd. Avg. Life (in years)	UPB	Wtd. Avg. Fee	Wtd. Avg. Life (in years)
Fannie Mae	$19,271,527	0.532%	8.4	$19,191,969	0.532%	8.3
Freddie Mac	4,726,587	0.281%	9.8	4,708,457	0.285%	9.8
Private Label	1,176,391	0.200%	8.8	1,176,627	0.200%	9.0
FHA	933,519	0.156%	21.4	882,899	0.157%	21.0
SFR-Fixed Rate	104,094	0.200%	5.7	75,103	0.200%	5.9
Total	$26,212,118	0.457%	9.1	$26,035,055	0.459%	9.0

Loans sold under the Fannie Mae program contain an obligation to partially guarantee the performance of the loan (“loss-sharing obligations”), and includes $34.4 million for the fair value of the guarantee obligation undertaken at September 30, 2021. The Company recorded a $3.2 million reversal of provision for loss sharing associated with CECL for the third quarter of 2021. At September 30, 2021, the Company’s total CECL allowance for loss-sharing obligations was $28.4 million, representing 0.15% of the Fannie Mae servicing portfolio.

Structured Business

Portfolio and Investment Activity

-	Strong growth in the portfolio of $1.78 billion, or 24.1%

-	Originated 118 loans totaling $2.47 billion, consisted primarily of multifamily bridge loans totaling $2.37 billion

-	Payoffs and pay downs on 54 loans totaling $567.9 million

-	Committed to fund one $17.6 million single-family rental build-to-rent loan

At September 30, 2021, the loan and investment portfolio’s unpaid principal balance, excluding loan loss reserves, was $9.17 billion, with a weighted average current interest pay rate of 4.56%, compared to $7.39 billion and 4.85% at June 30, 2021. Including certain fees earned and costs associated with the loan and investment portfolio, the weighted average current interest pay rate was 4.97% at September 30, 2021, compared to 5.33% at June 30, 2021.

Arbor Realty Trust Reports Third Quarter 2021 Results and Increases Quarterly Dividend to $0.36 per Share

October 29, 2021	Page 4

The average balance of the Company’s loan and investment portfolio during the third quarter of 2021, excluding loan loss reserves, was $8.18 billion with a weighted average yield of 5.55%, compared to $6.61 billion and 5.85% for the second quarter of 2021. The decrease in average yield was primarily due to lower rates on originations when compared to runoff.

During the third quarter of 2021, the Company recorded a $4.1 million reversal of provisions for loan losses associated with CECL, which includes a $1.1 million loan loss recovery. At September 30, 2021, the Company’s total allowance for loan losses was $131.5 million. The Company had six non-performing loans with a carrying value of $55.6 million, before related loan loss reserves of $2.6 million, compared to eight loans with a carrying value of $84.0 million, before related loan loss reserves of $6.5 million as of June 30, 2021.

Financing Activity

The Company completed its largest collateralized securitization vehicle to date totaling $1.50 billion of real estate related assets and cash. Investment grade-rated notes totaling $1.24 billion were issued, and the Company retained subordinate interests in the issuing vehicle of $262.5 million. The facility has a two-and-a-half-year asset replenishment period and an initial weighted average interest rate of 1.31% over LIBOR, excluding fees and transaction costs.

The balance of debt that finances the Company’s loan and investment portfolio at September 30, 2021 was $8.58 billion with a weighted average interest rate including fees of 2.64% as compared to $6.41 billion and a rate of 2.79% at June 30, 2021. The average balance of debt that finances the Company’s loan and investment portfolio for the third quarter of 2021 was $7.31 billion, as compared to $5.94 billion for the second quarter of 2021. The average cost of borrowings for the third quarter of 2021 was 2.76%, compared to 2.89% for the second quarter of 2021.

Capital Markets

The Company raised a significant amount of accretive growth capital primarily through the following transactions:

The Company issued $270.0 million of 4.50% senior unsecured notes in a private placement, generating net proceeds of $265.8 million after deducting offering expenses. The notes are due in 2026 and the proceeds are being used to make investments and for general corporate purposes.

The Company completed a public offering of 5.75 million shares of its 6.25% Series E cumulative redeemable preferred stock, including the underwriters’ exercise of their over-allotment option, generating net proceeds of $139.1 million. The Company used these proceeds to make investments relating to its business and for general corporate purposes.

In October 2021, the Company completed a public offering of 8.05 million shares of its 6.25% Series F fixed-to-floating cumulative redeemable preferred stock, including the underwriters’ exercise of their over-allotment option, generating net proceeds of $194.8 million. The Company is using these proceeds to make investments relating to its business and for general corporate purposes.

Arbor Realty Trust Reports Third Quarter 2021 Results and Increases Quarterly Dividend to $0.36 per Share

October 29, 2021	Page 5

Dividends

The Company announced today that its Board of Directors has declared a quarterly cash dividend of $0.36 per share of common stock for the quarter ended September 30, 2021, the Company’s sixth consecutive quarterly increase, representing a 20% increase over that time span. The dividend is payable on November 30, 2021 to common stockholders of record on November 15, 2021. The ex-dividend date is November 12, 2021.

Earnings Conference Call

The Company will host a conference call today at 10:00 a.m. Eastern Time. A live webcast and replay of the conference call will be available at http://www.arbor.com in the investor relations section of the Company’s website. Those without web access should access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (866) 342-8591 for domestic callers and (203) 518-9797 for international callers. Please use participant passcode ABRQ321 when prompted by the operator.

A telephonic replay of the call will be available until November 5, 2021. The replay dial-in numbers are (800) 839-9305 for domestic callers and (402) 220-6094 for international callers.

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. (NYSE: ABR) is a nationwide real estate investment trust and direct lender, providing loan origination and servicing for multifamily, single-family rental (SFR) portfolios, and other diverse commercial real estate assets. Headquartered in New York, Arbor manages a multibillion-dollar servicing portfolio, specializing in government-sponsored enterprise products. Arbor is a leading Fannie Mae DUS® lender and Freddie Mac Optigo Seller/Servicer, and an approved FHA Multifamily Accelerated Processing (MAP) lender. Arbor’s product platform also includes bridge, CMBS, mezzanine and preferred equity loans. Rated by Standard and Poor’s and Fitch Ratings, Arbor is committed to building on its reputation for service, quality and customized solutions with an unparalleled dedication to providing our clients excellence over the entire life of a loan.

Arbor Realty Trust Reports Third Quarter 2021 Results and Increases Quarterly Dividend to $0.36 per Share

October 29, 2021	Page 6

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, changes in economic conditions generally, and the real estate markets specifically, in particular, due to the uncertainties created by the COVID-19 pandemic, continued ability to source new investments, changes in interest rates and/or credit spreads, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2020 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

1. Non-GAAP Financial Measures

During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A supplemental schedule of non-GAAP financial measures and the comparable GAAP financial measure can be found on the last page of this release.

Contact:

Arbor Realty Trust, Inc.

Paul Elenio, Chief Financial Officer

516-506-4422

pelenio@arbor.com

Arbor Realty Trust Reports Third Quarter 2021 Results and Increases Quarterly Dividend to $0.36 per Share

October 29, 2021	Page 7

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Consolidated Statements of Income - (Unaudited)

($ in thousands—except share and per share data)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Interest income	$125,480	$81,701	$321,772	$253,307
Interest expense	55,560	37,888	144,122	129,172
Net interest income	69,920	43,813	177,650	124,135

Other revenue:
Gain on sales, including fee-based services, net	16,334	19,895	86,102	60,566
Mortgage servicing rights	32,453	42,357	95,688	96,708
Servicing revenue, net	20,088	13,348	50,939	40,156
Property operating income	-	1,033	-	3,976
Loss on derivative instruments, net	(1,492)	(753)	(7,320)	(58,852)
Other income, net	2,195	1,050	4,140	3,404
Total other revenue	69,578	76,930	229,549	145,958

Other expenses:
Employee compensation and benefits	41,973	32,962	128,647	101,652
Selling and administrative	11,757	9,356	33,707	29,013
Property operating expenses	149	1,300	421	4,778
Depreciation and amortization	1,807	1,922	5,349	5,830
Provision for loss sharing (net of recoveries)	(3,272)	(2,227)	(1,070)	21,706
Provision for credit losses (net of recoveries)	(3,799)	(7,586)	(12,689)	59,510
Total other expenses	48,615	35,727	154,365	222,489

Income before extinguishment of debt, sale of real estate, income from equity affiliates, and income taxes	90,883	85,016	252,834	47,604
Loss on extinguishment of debt	-	-	(1,370)	(3,546)
(Loss) gain on sale of real estate	-	(1,868)	1,228	(1,868)
Income from equity affiliates	5,086	32,358	32,095	56,758
Provision for income taxes	(9,905)	(17,785)	(33,356)	(15,493)

Net income	86,064	97,721	251,431	83,455

Preferred stock dividends	4,913	1,888	13,216	5,665
Net income attributable to noncontrolling interest	8,347	13,836	26,806	11,012
Net income attributable to common stockholders	$72,804	$81,997	$211,409	$66,778

Basic earnings per common share	$0.51	$0.72	$1.57	$0.60
Diluted earnings per common share	$0.51	$0.72	$1.56	$0.59

Weighted average shares outstanding:
Basic	142,624,300	113,766,446	134,437,663	111,775,436
Diluted	160,270,905	133,997,087	152,691,461	132,401,315

Dividends declared per common share	$0.35	$0.31	$1.02	$0.91

Arbor Realty Trust Reports Third Quarter 2021 Results and Increases Quarterly Dividend to $0.36 per Share

October 29, 2021	Page 8

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

($ in thousands—except share and per share data)

	September 30,	December 31,
	2021	2020
	(Unaudited)
Assets:
Cash and cash equivalents	$380,730	$339,528
Restricted cash	569,928	197,470
Loans and investments, net (allowance for credit losses of $131,534 and $148,329, respectively)	8,993,790	5,285,868
Loans held-for-sale, net	1,274,234	986,919
Capitalized mortgage servicing rights, net	417,283	379,974
Securities held-to-maturity, net (allowance for credit losses of $1,761 and $1,644, respectively)	112,735	95,524
Investments in equity affiliates	91,846	74,274
Due from related party	12,664	12,449
Goodwill and other intangible assets	101,933	105,451
Other assets	214,441	183,529
Total assets	$12,169,584	$7,660,986

Liabilities and Equity:
Credit and repurchase facilities	$3,399,711	$2,234,883
Collateralized loan obligations	4,715,804	2,517,309
Senior unsecured notes	1,102,578	662,843
Convertible senior unsecured notes, net	258,001	267,973
Junior subordinated notes to subsidiary trust issuing preferred securities	142,192	141,656
Due to related party	4,384	2,365
Due to borrowers	93,544	89,325
Allowance for loss-sharing obligations	62,828	64,303
Other liabilities	255,135	197,644
Total liabilities	10,034,177	6,178,301

Equity:
Arbor Realty Trust, Inc. stockholders' equity:
Preferred stock, cumulative, redeemable, $0.01 par value: 100,000,000 shares authorized, shares issued and outstanding by period, respectively:
Special voting preferred shares, 16,325,095 and 17,560,633 shares
8.25% Series A, 0 and 1,551,500 shares
7.75% Series B, 0 and 1,260,000 shares
8.50% Series C, 0 and 900,000 shares
6.375% Series D, 9,200,000 and 0 shares
6.25% Series E, 5,750,000 and 0 shares	361,635	89,472
Common stock, $0.01 par value: 500,000,000 shares authorized, 143,007,036 and 123,181,173 shares issued and outstanding, respectively	1,430	1,232
Additional paid-in capital	1,635,134	1,317,109
Retained earnings (accumulated deficit)	10,674	(63,442)
Total Arbor Realty Trust, Inc. stockholders’ equity	2,008,873	1,344,371

Noncontrolling interest	126,534	138,314
Total equity	2,135,407	1,482,685

Total liabilities and equity	$12,169,584	$7,660,986

Arbor Realty Trust Reports Third Quarter 2021 Results and Increases Quarterly Dividend to $0.36 per Share

October 29, 2021	Page 9

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Statement of Income Segment Information - (Unaudited)

(in thousands)

	Quarter Ended September 30, 2021
	Structured Business	Agency Business	Other / Eliminations (1)	Consolidated
Interest income	$114,710	$10,770	$-	$125,480
Interest expense	50,823	4,737	-	55,560
Net interest income	63,887	6,033	-	69,920

Other revenue:
Gain on sales, including fee-based services, net	-	16,334	-	16,334
Mortgage servicing rights	-	32,453	-	32,453
Servicing revenue	-	34,960	-	34,960
Amortization of MSRs	-	(14,872)	-	(14,872)
Loss on derivative instruments, net	-	(1,492)	-	(1,492)
Other income, net	2,168	27	-	2,195
Total other revenue	2,168	67,410	-	69,578

Other expenses:
Employee compensation and benefits	14,082	27,891	-	41,973
Selling and administrative	5,718	6,039	-	11,757
Property operating expenses	149	-	-	149
Depreciation and amortization	634	1,173	-	1,807
Provision for loss sharing (net of recoveries)	-	(3,272)	-	(3,272)
Provision for credit losses (net of recoveries)	(3,445)	(354)	-	(3,799)
Total other expenses	17,138	31,477	-	48,615

Income before income from equity affiliates and income taxes	48,917	41,966	-	90,883

Income from equity affiliates	5,086	-	-	5,086
Provision for income taxes	(622)	(9,283)	-	(9,905)

Net income	53,381	32,683	-	86,064

Preferred stock dividends	4,913	-	-	4,913
Net income attributable to noncontrolling interest	-	-	8,347	8,347
Net income attributable to common stockholders	$48,468	$32,683	$(8,347)	$72,804

(1) Includes certain income or expenses not allocated to the two reportable segments. Amount reflects income attributable to the noncontrolling interest holders.

Arbor Realty Trust Reports Third Quarter 2021 Results and Increases Quarterly Dividend to $0.36 per Share

October 29, 2021	Page 10

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Balance Sheet Segment Information - (Unaudited)

(in thousands)

	September 30, 2021
	Structured Business	Agency Business	Consolidated
Assets:
Cash and cash equivalents	$162,870	$217,860	$380,730
Restricted cash	552,706	17,222	569,928
Loans and investments, net	8,993,790	-	8,993,790
Loans held-for-sale, net	-	1,274,234	1,274,234
Capitalized mortgage servicing rights, net	-	417,283	417,283
Securities held-to-maturity, net	-	112,735	112,735
Investments in equity affiliates	91,846	-	91,846
Goodwill and other intangible assets	12,500	89,433	101,933
Other assets	136,653	90,452	227,105
Total assets	$9,950,365	$2,219,219	$12,169,584

Liabilities:
Debt obligations	$8,515,801	$1,102,485	$9,618,286
Allowance for loss-sharing obligations	-	62,828	62,828
Other liabilities	225,088	127,975	353,063
Total liabilities	$8,740,889	$1,293,288	$10,034,177

Arbor Realty Trust Reports Third Quarter 2021 Results and Increases Quarterly Dividend to $0.36 per Share

October 29, 2021	Page 11

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Reconciliation of Distributable Earnings to GAAP Net Income - (Unaudited)

($ in thousands—except share and per share data)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income attributable to common stockholders	$72,804	$81,997	$211,409	$66,778
Adjustments:
Net income attributable to noncontrolling interest	8,347	13,836	26,806	11,012
Income from mortgage servicing rights	(32,453)	(42,357)	(95,688)	(96,708)
Deferred tax provision (benefit)	6,256	3,853	10,692	(5,172)
Amortization and write-offs of MSRs	23,757	15,456	62,088	48,739
Depreciation and amortization	2,705	2,867	8,137	8,731
Loss on extinguishment of debt	-	-	1,370	3,546
Provision for credit losses, net	(9,867)	(11,137)	(18,210)	79,144
Loss on derivative instruments, net	1,492	753	1,484	44,113
Stock-based compensation	2,612	1,854	7,986	7,286
Loss on redemption of preferred stock	-	-	3,479	-

Distributable earnings(1)	$75,653	$67,122	$219,553	$167,469

Diluted distributable earnings per share(1)	$0.47	$0.50	$1.44	$1.26

Diluted weighted average shares outstanding(1)	160,270,905	133,997,087	152,691,461	132,401,315

(1) Amounts are attributable to common stockholders and OP Unit holders. The OP Units are redeemable for cash, or at the Company's option for shares of the Company's common stock on a one-for-one basis.

The Company is presenting distributable earnings because management believes it is an important supplemental measure of the Company's operating performance and is useful to investors, analysts and other parties in the evaluation of REITs and their ability to provide dividends to stockholders. Dividends are one of the principal reasons investors invest in REITs. To maintain REIT status, REITs are required to distribute at least 90% of their REIT-taxable income. The Company considers distributable earnings in determining its quarterly dividend and believes that, over time, distributable earnings is a useful indicator of the Company's dividends per share.

The Company defines distributable earnings as net income (loss) attributable to common stockholders computed in accordance with GAAP, adjusted for accounting items such as depreciation and amortization (adjusted for unconsolidated joint ventures), non-cash stock-based compensation expense, income from MSRs, amortization and write-offs of MSRs, gains/losses on derivative instruments primarily associated with Private Label loans not yet sold and securitized, the tax impact on cumulative gains/losses on derivative instruments associated with Private Label loans sold during the periods presented, changes in fair value of GSE-related derivatives that temporarily flow through earnings, deferred tax provision (benefit), CECL provisions for credit losses (adjusted for realized losses as described below) and amortization of the convertible senior notes conversion option. The Company also adds back one-time charges such as acquisition costs and one-time gains/losses on the early extinguishment of debt and redemption of preferred stock.

The Company reduces distributable earnings for realized losses in the period management determines that a loan is deemed nonrecoverable. Loans are deemed nonrecoverable upon the earlier of: (i) when the loan receivable is settled (i.e. when the loan is repaid, or in the case of foreclosure, when the underlying asset is sold); or (ii) when management determines that it is nearly certain that all amounts due will not be collected. The realized loss amount is equal to the difference between the cash received, or expected to be received, and the book value of the asset.

Distributable earnings is not intended to be an indication of the Company's cash flows from operating activities (determined in accordance with GAAP) or a measure of its liquidity, nor is it entirely indicative of funding the Company's cash needs, including its ability to make cash distributions. The Company's calculation of distributable earnings may be different from the calculations used by other companies and, therefore, comparability may be limited.